Note: This form is intended to deal with matters common to most transactions involving the sale of a condominium unit. Provisions should be added, altered or deleted to suit the circumstances of a particular transaction. No representation is made that this form of contract complies with Section 5-702 of the General Obligations Law ("Plain Language Law").

CONSULT YOUR LAWYER BEFORE SIGNING THIS AGREEMENT

Condominium Unit – Contract of Sale

This Contract made as of ~~December __, 2014~~ JANUARY 5, 2015 between

LAKELAND INDUSTRIES, INC.,

hereinafter called "Seller", having a residence or principal place of business at

701-7 Koehler Avenue, Ronkonkoma, New York 11779,

AND

CAPITOL RESTORATION DRY CLEANERS, INC., or an LLC Entity to be Formed

hereinafter called "Purchaser", having a residence or principal place of business at

65 Smithtown Boulevard, Smithtown, NY 11787.

1. Unit: The Seller agrees to sell and convey, and the Purchaser agrees to purchase the unit known as Unit No. **701-7 Koehler Ave.** ("Unit") in the building ("Building") known as **Lakeland Industrial Condominium** Condominium ("Condominium") and located at **Koehler Avenue, Ronkonkoma, NY 11779** , New York, together with an undivided percent interest in the Common elements (as defined in para. 6) appurtenant thereto, subject to the terms and conditions set forth. The Unit shall be as designated in the Declaration of Condominium Ownership and By-Laws (as the same may be amended from time to time, the "By-Laws") of the Condominium.

2. Personal Property: Included in this sale: (a) The sale includes all of Seller's right, title and interest, if any, in and to:

~~(i) the refrigerators including ice makers, freezers, ranges, ovens and built-in microwave ovens, dishwashers, clothes washing machines, clothes dryers, cabinets and counters, lighting and plumbing fixtures, air conditioning equipment, venetian blinds, shades, screens, storm windows and other window treatments, wall-to-wall carpeting, bookshelves, switch plates, door hardware, built-ins, fireplace equipment, built-in wine racks, mantels, stained glass, built-in mirrors and articles of property and fixtures attached to or appurtenant to the Unit, except those listed in subpapa. 2(b), all of which included property and fixtures are represented to be owned by Seller, free and clear of all liens and encumbrances other than those encumbrances ("Permitted Exceptions") set forth on Schedule A (*strike inapplicable items*); and~~

(ii)

(b) Excluded from this sale are:

(i) furniture and furnishings (other than as specifically provided in this Contract); and

(ii)

(c)The property referred to in subpara. 2(a)(i) and (ii) may not be purchased if title to the Unit is not conveyed pursuant to this contract.

3. Purchase Price: (a) The purchase price ("Purchase Price") is **$517,500.00** , payable as follows:

(i) **$ 51,750.00** ("Downpayment") on the signing of this Contract by check subject to collection, the receipt of which is hereby recognized, to be held in escrow pursuant to para. 16; and

(ii) **$ 465,750.00** representing the balance of the Purchase Price, by certified check of Purchaser or official bank check (except as otherwise provided in this Contract) on the delivery of the deed.

(b) All instruments in payment of the Purchase Price shall represent United States currency and be drawn on or issued by a bank or trust company authorized to accept deposits in New York State. All checks in payment of the Downpayment shall be payable to the order of Escrowee (as hereinafter defined). All checks in payment of the balance of the Purchase Price shall be payable to the order of the Seller (or as Seller otherwise directs pursuant to subparas. 6(a)(ix) or 18(b)).

(c) Aside from the Downpayment and checks aggregating not more than one-half of one percent of the Purchase Price, including closing adjustments, all checks delivered by Purchaser shall be certified or official bank checks as herein provided.

4. Closing of Title: The closing documents referred to in para. 6 shall be delivered, and payment of the balance of the Purchase Price shall be made, at The Closing, to be held on or about [redacted] April 27 2015 at 10:00 a.m. , at the offices of

Moomjian, Waite & Coleman, LLP, 100 Jericho Quadrangle, Suite 208, Jericho, New York 11753

or at the office of Purchaser's lending institution or its counsel; provided, however, that such office is located in either the City or County in which either (a) Seller's attorney maintains an office or (b) the Unit is located.

5. Representations, Warranties and Covenants: The Seller unconditionally represents, warrants and covenants that:

(a) The Seller is the sole rightful owner of the Unit and the personal property described in subpara. 2(a), and Seller has the full right, power and authority to sell, convey and transfer the same;

(b) The common charges imposed by the Condominium (excluding separately billed utility charges) for the Unit on the date hereof are $ 741.11 per month;

(c) Seller has not received any notice, written or oral, of any intended assessment or increase in common charges not reflected in subpara.5(b). Purchaser acknowledges that it will not have the right to cancel this Contract in the event of the imposition of any assessment or increase in common charges after the date hereof of which Seller has not heretofore received written or oral notice;

(d) The real estate taxes for the Unit for the fiscal year of through are $

(e) Seller is not a "sponsor" or a nominee of a "sponsor" under any plan of condominium organization affecting the Unit;

~~(f) All refrigerators including ice makers, freezers, ranges, ovens and built in microwave ovens, dishwashers, clothes washing machines, clothes dryers, cabinets and counters, lighting and plumbing fixtures, air conditioning equipment, Venetian blinds, shades, screens, storm windows and other window treatments, wall-to-wall carpeting, bookshelves, switch plates, door hardware, built-ins, fireplace equipment, built in wine racks, mantels, stained glass, built in mirrors and articles or property included in this sale will be in working order at the time of Closing;~~

(g) If a copy is attached to this Contract, the copy of the Certificate of Occupancy covering the Unit is a true and correct copy; and

(h) Seller is not a "foreign person" as defined in IRC #1445 as amended, and the regulations thereunder (Code Withholding Section). *(If applicable, delete and provide for compliance with Code Withholding Section, as defined in para. 17).*

6. Closing Documents: (a) At the Closing, Seller shall deliver to Purchaser the following:

(i) Bargain and sale deed with covenant against grantor's acts ("Deed"), complying with RPL β 339-0 and containing the covenant required by LL β 13 (5), conveying to Purchaser title to the Unit, and any garage or storage units appurtenant to the Unit, together with its undivided interest in the Common Elements (as such term is defined in the Declaration and which term shall be deemed to include Seller's right, title and interest in any limited common elements attributable to or used in connection with the Unit) appurtenant thereto, free and clear of all liens and encumbrances other than Permitted Exceptions. The Deed shall be executed and acknowledged by Seller and, if requested by the Condominium, executed and acknowledged by Purchaser, in proper statutory form for recording;

(ii) If a corporation and if required pursuant to BCL β 909, Seller shall deliver to Purchaser (1) a resolution of its board of directors authorizing the delivery of the Deed or a statement included in the Deed as follows: "This conveyance is made in the ordinary course of business actually conducted by the Grantor", and (2) a certificate executed by an officer of such corporation certifying as to the adoption of such resolution and setting forth facts demonstrating that the delivery of the Deed is in conformity with the requirements of BCL β 909. The Deed shall also contain a recital sufficient to establish compliance with such law;

(iii) A waiver of right of first refusal of the board of managers of the Condominium ("Board") if required in accordance with para. 8;

(iv) A statement by the Condominium or its managing agent on behalf of and authorized by the Condominium that the common charges and any assessments then due and payable to the Condominium have been paid to the date of the Closing;

(v) All keys to the doors of, and mailbox and for, the Unit; and storage units.

(vi) Such affidavits and/or other evidence as the title company ("Title Company") from which Purchaser has ordered a title insurance report and which is authorized to do business in New York State shall reasonably require in order to omit from its title insurance policy all exceptions for judgments, bankruptcies or other returns against Seller and persons or entities whose names are the same as or are similar to Seller's name;

(vii) New York City Real Property Transfer Tax Return, if applicable, prepared, executed and acknowledged by Seller in proper form for submission;

(iix) Checks in payment of all applicable real property transfer taxes except a transfer tax which by law is primarily imposed on the purchaser ("Purchaser Transfer Tax") in connection with the sale. In lieu of delivery of such checks, Seller shall have the right, upon not less than
3 business days notice to Purchaser, to cause Purchaser to deliver checks at the Closing and to credit the amount against the balance of the Purchase Price. Seller shall pay the additional transfer taxes, if any, payable after the Closing by reason of the conveyance of the Unit, which obligation shall survive the Closing;

(ix) Certification that Seller is not a foreign person pursuant to para. 18. *(If inapplicable, delete and provide for compliance with Code Section, as defined in para. 17.)*; and

(x) Affidavit that a single station smoke detecting alarm device is installed pursuant to New York Executive Law β 378(5).

(b) At the Closing, Purchaser shall deliver to Seller the following:

(i) Checks in payment of (y) the balance of the Purchase Price in accordance with subpara. 3(b) and (z) any Purchaser Transfer Tax;

(ii) If required by the Declaration or By-Laws, power of attorney to the Board, prepared by Seller, in the form required by the Condominium. The Power of attorney shall be executed and acknowledged by Purchaser and, after being recorded, shall be sent to the Condominium;

(iii) New York City Real Property Transfer Tax Return executed and acknowledged by Purchaser and an Affidavit in Lieu of Registration pursuant to New York Multiple Dwelling Law, each in proper form for submission, if applicable; and

(iv) If required, New York State Equalization Return executed and acknowledged by Purchaser in proper form for submission.

(c) It is a condition of Purchaser's obligation to close title hereunder that:

(i) All notes or notices of violations of law or governmental orders, ordinances or requirements affecting the Unit and noted or issued by any governmental department, agency or bureau having jurisdiction which were noted or issued on or prior to the date hereof shall have been cured by Seller;

(ii) Any written notice to Seller from the Condominium (or its duly authorized representative) that the Unit is in violation of the Declaration, By-Laws or rules and regulations of the Condominium shall have been cured; and

(iii) The Condominium is a valid condominium created pursuant to RPL Art. 9-B and the Title Company will insure the same.

7. **Closing Adjustments:** (a) The following adjustments shall be made as of 11:59 P.M. of the day before the Closing:

(i) Real estate taxes and water charges and sewer rents, unless same are part of common charges, on the basis of the fiscal period for which assessed, except that if there is a water meter with respect to the Unit, apportionment shall be based on the last available actual reading, subject to adjustment after the Closing, promptly after the next reading is available; provided, however, that in the event real estate taxes have not, as of the date of Closing, been separately assessed to the Unit, real estate taxes shall be apportioned on the same basis as provided in the Declaration or By-Laws or, in the absence of such provision, based upon the Unit's percentage interest in the Common Elements;

(ii) Common charges of the Condominium; and

(iii) If fuel is separately stored with respect to the Unit only, the value of fuel stored with respect to the Unit at the price then charged by Seller's supplier (as determined by a letter or certificate to be obtained by Seller from such supplier), including any sales taxes.

(b) If at the time of Closing the Unit is affected by an assessment which is or may become payable in installments, then, for the purposes of this Contract, only the unpaid installments which are then due shall be considered due and are to be paid by Seller at the Closing. All subsequent installments at the time of Closing shall be the obligation of Purchaser.

(c) Any errors or omissions in computing closing adjustments shall be corrected. This subpara. 7c shall survive the Closing.

(d) If the Unit is located in the City of New York, the "customs in respect to title closings" recommended by The Real Estate Board of New York, Inc., as amended and in effect on the date of Closing, shall apply to the adjustments and other matters therein mentioned, except as otherwise provided herein.

8. **Right of First Refusal:** If so provided in the Declaration or By-Laws, this sale is subject to and conditioned upon the waiver of a right of first refusal to purchase the Unit held by the Condominium and exercisable by the Board. Seller agrees to give notice promptly to the Board of the contemplated sale of the Unit to Purchaser, which notice shall be given in accordance with the terms of the Declaration and By-Laws, and Purchaser agrees to provide promptly all applications, information and references reasonably requested by the Board. If the Board shall exercise such right of first refusal, Seller shall promptly refund to Purchaser the Downpayment (which term, for all purposes of this contract, shall be deemed to include interest, if any, earned thereon, and title charges including but not limited to examination of title and departmental charges) and upon the making of such refund this Contract shall be deemed cancelled and of no further force or effect and neither party shall have any further rights against, or obligation or liabilities to, the other by reason of this contract. If the Board shall fail to exercise such right of first refusal within the time and in the manner provided for in the Declaration or By-Laws or shall declare in writing its intention not to exercise such right of first refusal (a copy of which writing shall be delivered to Purchaser promptly following receipt thereof), the parties hereto shall proceed with this sale in accordance with the provisions of this contract.

9. **Processing Fee:** Seller shall, at the Closing, pay all fees and charges payable to the Condominium (and/or its managing agent) in connection with this sale, including, but not limited to, any processing fee, the legal fees, if any, of the condominium's attorney in connection with this sale and, unless otherwise agreed to by Seller and Purchaser in writing, all "flip taxes," transfer or entrance fees or similar charges, if any, payable to or for the 'Condominium or otherwise for the benefit of the Condominium unit owners, which arise by reason of this sale. Said fees, as disclosed by the Declaration, are as follows:

10. **No Other Representations:** Purchaser has examined and is satisfied with the Declaration, By-Laws and rules and regulations of the Condominium as amended, or has waived the examination thereof. Purchaser has inspected the Unit, its fixtures, appliances and equipment and the personal property, if any, included in this sale, as well as the Common Elements of the Condominium, and knows the condition thereof and, subject to subpara. 5(f), agrees to accept the same "as is," i.e., in the condition they are in on the date hereof, subject to normal use, wear and tear between the date hereof and the Closing. Purchaser has examined or waived examination of the last audited financial statements of the Condominium, and has considered or waived consideration of all other matters pertaining to this Contract and to the purchase to be made hereunder, and does not rely on any representations made by any broker or by seller or anyone acting or purporting to act on behalf of Seller as to any matters which might influence or affect the decision to execute this Contract or to buy the Unit, or said personal property, except those representations and warranties which are specifically set forth in this Contract.

11. **Possession:** Seller shall, at or prior to the Closing, remove from the Unit all furniture, furnishings and other personal property not included in this sale, shall repair any damage caused by such removal, and shall deliver exclusive possession of the Unit at the Closing, vacant, broom-clean and free of tenancies or other rights of use or possession.

12. **Access:** Seller shall permit Purchaser and its architect, decorator or other authorized persons to have the right of access to the Unit between the date hereof and the Closing for the purpose of inspecting the same and taking measurements, at reasonable times and upon reasonable prior notice to Seller (by telephone or otherwise). Further, Purchaser shall have the right to inspect the Unit at a reasonable time during the 24-hour period immediately preceding the Closing.

13. **Defaults and Remedies:** (a) If purchaser defaults hereunder, Seller's sole remedy shall be to retain the Downpayment as liquidated damages, it being agreed that Seller's damages in case of Purchaser's default might be impossible to ascertain and that the Downpayment constitutes a fair and reasonable amount of damages under the circumstances and is not a penalty.

(b) If Seller defaults hereunder, Purchaser shall have such remedies as Purchaser shall be entitled to at law or in equity, including, but not limited to, specific performance.

14. **Notices:** Any notice, request or other communication ("Notice") given or made hereunder (except for the notice required by para. 12), shall be in writing and either (a) sent by any of the parties hereto or their respective attorneys, by registered or certified mail, return receipt requested, postage prepaid, or (b) delivered in person or by overnight courier, with receipt acknowledged, to the address given at the beginning of this Contract for the party to whom the Notice is to be given, or to such other address for such party as said party shall hereafter designate by Notice given to the other party pursuant to this para. 14. Each Notice mailed shall be deemed given on the fourth business day following the date of mailing and each Notice delivered in person or by overnight courier shall be deemed given when delivered.

15. **Purchaser's Lien:** The Downpayment and all other sums paid on account of this Contract and the reasonable expenses of the examination of title, and departmental violation searches in respect of, the Unit are hereby made a lien upon the Unit, but such lien shall not continue after default by Purchaser.

16. **Downpayment in Escrow:** (a) Seller's attorney ("Escrowee") shall hold the Downpayment for Seller's account in escrow in a segregated bank account at the depository identified at the end of this Contract until Closing or sooner termination of this Contract and shall pay over or apply the Downpayment in accordance with the terms of this para.16. Escrowee shall *(not)* *(Delete if inapplicable)* hold the Downpayment in an interest-bearing account for the benefit of the parties. If interest is held for the benefit of the parties, it shall be paid to the party entitled to the Downpayment and the party receiving the interest shall pay any in-come taxes thereon. If interest is not held for the benefit of the parties, the Downpayment shall be placed in an IOLA account or as otherwise permitted or required by law. The Social Security or Federal Identification numbers of the parties shall be furnished to Escrowee at the end of this contract. At closing, the Downpayment shall be paid by Escrowee to Seller. If for any reason Closing does not occur and either party gives Notice (as defined in para.14) to Escrowee demanding payment of the Downpayment, Escrowee shall give prompt Notice to the other party of such demand. If Escrowee does not receive such Notice of objection within such 10 day period or if for any other reason Escrowee in good faith shall elect not to make such payment, Escrowee shall continue to hold such amount until otherwise directed by Notice from the parties to this Contract or a final, nonappealable judgment, order or decree of a court of competent jurisdiction.

However, Escrowee shall have the right at any time to deposit the Downpayment with the clerk of a court in the county in which the Unit is located and shall give Notice of such deposit to Seller and Purchaser. Upon such deposit or other disbursement in accordance with the terms of this para. 16, Escrowee shall be relieved and discharged of all further obligations and responsibilities hereunder.

(b) The parties acknowledge that, although Escrowee is holding the Downpayment for Seller's account, for all other purposes Escrowee is acting solely as a stakeholder at the request of the parties and for their convenience and that Escrowee shall not be liable to either party for any act or omission on its part unless taken or suffered in bad faith or in willful disregard of this Contract or involving gross negligence on the part of Escrowee. Seller and Purchaser jointly and severally agree to defend, indemnify and hold Escrowee harmless from and against all costs, claims and expenses (including reasonable attorneys' fees) incurred in connection with the performance of Escrowee's duties hereunder, except with respect to actions or omissions taken or suffered by Escrowee in bad faith or in willful disregard of this Contract or involving gross negligence on the part of Escrowee.

(c) Escrowee may act or refrain from acting in respect of any matter referred to herein in full reliance upon and with the advice of counsel which may be selected by it (including any member of its firm) and shall be fully protected in so acting or refraining from action upon the advice of such counsel.

(d) Escrowee acknowledges receipt of the Downpayment by check subject to collection and Escrowee's agreement to the provisions of this para. 16 by signing in the place indicated in this Contract.

(e) Escrowee or any member of its firm shall be permitted to act as counsel for Seller in any dispute as to the disbursement of the Downpayment or any other dispute between the parties whether or not Escrowee is in possession of the Downpayment and continues to act as Escrowee.

17. FIRPTA: Seller represents and warrants to Purchaser that Seller is not a "foreign person" as defined in IRC β 1445, as amended, and the regulations issued thereunder ("Code Withholding Section"). At the Closing Seller shall deliver to Purchaser a certification stating that Seller is not a foreign person in the form then required by the Code Withholding Section. In the event Seller fails to deliver the aforesaid certification or in the event that Purchaser is not entitled under the Code Withholding Section to rely on such certification, Purchaser shall deduct and withhold from the Purchase Price a sum equal to 10% thereof and shall at Closing remit the withheld amount with the required forms to the Internal Revenue Service.

18. Title Report; Acceptable Title: (a) Purchaser shall promptly after the date hereof, or after receipt of the mortgage commitment letter, if applicable, order a title insurance report from the Title Company. Promptly after receipt of the title report and thereafter of any continuation thereof and supplements thereto, Purchaser shall forward a copy of each such report, continuation or supplement to the attorney for Seller. Purchaser shall further notify Seller's attorney of any other objections to title not reflected in such title report of which Purchaser becomes aware following the delivery of such report, reasonably promptly after becoming aware of such objections.

(b) Any unpaid taxes, assessments, water charges and sewer rents, together with the interest and penalties thereon to a date not less than two business days following the date of Closing, and any other liens and encumbrances which Seller is obligated to pay and discharge or which are against corporations, estates or other persons in the chain of title, together with the cost of recording or filing any instruments necessary to discharge such liens and encumbrances of record, may be paid out of the proceeds of the monies payable at the Closing if Seller delivers to Purchaser at the Closing official bills for such taxes, assessments, water charges, sewer rents, interest and penalties and instruments in recordable form sufficient to discharge any other liens and encumbrances of record. Upon request made not less than 3 business days before the Closing, Purchaser shall provide at the Closing separate checks for the foregoing payable to the order of the holder of any such lien, charge or encumbrance and other-wise complying with subpara. 3(b). If the Title Company is willing to insure Purchaser that such charges, liens and encumbrances will not be collected out of or enforced against the Unit and is willing to insure the lien of Purchaser's Institutional Lender (as hereinafter defined) free and clear of any such charges, liens and encumbrances, the Seller shall have the right in lieu of payment and discharge to deposit with the Title Company such funds or give such assurances or to pay such special or additional premiums as the Title Company may require in order to so insure. In such cases the charges, liens and encumbrances with respect to which the Title Company has agreed to insure shall not be considered objections to title.

(c) Seller shall convey and Purchaser shall accept fee simple title to the Unit in accordance with the terms of this Contract, subject only to: (a) the Permitted Exceptions and (b) such other matters as (i) the Title Company or any other title insurer licensed to do business by the State of New York shall be willing, without special or additional premium, to omit as exceptions to coverage or to except with insurance against collection out of or enforcement against the Unit (ii) shall be accepted by any lender which has committed in writing to provide mortgage financing to Purchaser for the purchase of the Unit ("Purchaser's Institutional Lender"), except that if such acceptance by Purchaser's Institutional Lender is unreasonably withheld or delayed, such acceptance shall be deemed to have been given.

(d) Notwithstanding any contrary provisions in the Contract, express or implied, or any contrary rule of law or custom, if Seller shall be unable to convey the Unit in accordance with this Contract (provided that Seller shall release, discharge or otherwise cure at or prior to Closing any matter created by Seller after the date hereof and any existing mortgage, unless this sale is subject to it) and if Purchaser elects not to complete this transaction without abatement of the Purchase Price, the sole obligation and liability of Seller shall be to refund the Downpayment to Purchaser, together with the reasonable cost of the examination of title and departmental violation searches in respect of, the Unit, and upon the making of such refund and payment, this Contract shall be deemed cancelled and of no further force or effect and neither party shall have any further rights against, or obligation or liabilities to, the other by reason of this contract. However, nothing contained in the subpara. 19(d) shall be construed to relieve Seller from liability due to a willful default.

19. Risk of Loss; Casualty: (a) The risk of loss or damage to the Unit or the personal property included in this sale, by fire or other casualty, until the earlier of the Closing or possession of the Unit by Purchaser, is assumed by Seller, but without any obligation of Seller to repair or replace any such loss or damage unless Seller elects to do so as hereinafter provided. Seller shall notify Purchaser of the occurrence of any such loss or damage to the Unit or the personal property included in this sale within 10 days after such occurrence or by the date of Closing, whichever first occurs, and by such notice shall state whether or not Seller elects to repair or restore the Unit and/or the personal property, as the case may be. If Seller elects to make such repairs and restorations, Seller's notice shall set forth an adjourned date for the Closing, which shall be not more than 60 days after the date of the giving of Seller's notice. If Seller either does not elect to do so or, having elected to make such repairs and restorations, fails to complete the same on or before said adjourned date for the Closing, Purchaser shall have the following options:

(i) To declare this Contract cancelled and of no further force or effect and receive a refund of the Downpayment in which event neither party shall thereafter have any further rights against, or obligations or liabilities to, the other by reason of this Contract; or

(ii) To complete the purchase in accordance with this Contract with- out reduction in the Purchase Price, except as provided in the next sentence. If Seller carries hazard insurance covering such loss or damage, Seller shall turn over to Purchaser at the Closing the net proceeds actually collected by Seller under the provisions of such hazard insurance policies to the extent that they are attributable to loss of or damage to any property included in this sale, less any sums theretofore expended by Seller in repairing or replacing such loss or damage or in collecting such proceeds; and Seller shall assign (without recourse to Seller) Seller's right to receive any additional insurance proceeds which are at-attributable to the loss of or damage to any property included in this sale.

(b) If seller does not elect to make such repairs and restorations, Purchaser may exercise the resulting option under (i) or (ii) of (a) above only by notice given to Seller within 10 days after receipt of Seller's notice. If Seller elects to make such repairs and restorations and fails to complete the same on or before the adjourned closing date, Purchaser may exercise either of the resulting options within 10 days after the adjourned closing date.

(c) In the event of any loss of or damage to the Common Elements which materially and adversely affects access to or use of the Unit, arising after the date of this Contract but prior to the Closing, Seller shall notify Purchaser of the occurrence thereof within 10 days after such occurrence or by the date of Closing, whichever occurs first, in which event Purchaser shall have the following options:

(i) To complete the purchase in accordance with this Contract without reduction in the Purchase Price; or

(ii) To adjourn the Closing until the first to occur of (1) completion of the repair and restoration of the loss or damage to the point that there is no longer a materially adverse effect on the access to or use of the Unit or (2) the 60th day after the date of the giving of Seller's aforesaid notice. In the event Purchaser elects to adjourn the Closing as aforesaid and such loss or damage is not so repaired and restored within 60 days after the date of the giving of Seller's aforesaid notice, then Purchaser shall have the right either to (x) complete the purchase in accordance with this Contract without reduction in the Purchase Price or (y) declare this Contract cancelled and of no further force or effect and receive a refund of the Downpayment, in which latter event neither party shall thereafter have any further rights against, or obligations or liabilities to, the other by reason of this Contract.

(d) In the event of any loss of or damage to the Common Elements which does not materially and adversely affect access to or use of the Unit, Purchaser shall accept title to the Unit in accordance with this Contract without abatement of the Purchase Price.

20. Internal Revenue Service Reporting Requirement: Each party shall execute, acknowledge and deliver to the other party such instruments, and take such other actions, as such other party may reasonably request in order to comply with IRC β 6045(e), as amended, or any successor provision or any regulations promulgated pursuant thereto, insofar as the same requires reporting of information in respect of real estate transactions. The provisions of this para. 20 shall survive the Closing. The parties designate **Purchaser's attorney** as the attorney responsible for reporting this information as required by the Internal Revenue Code.

21. Broker: Seller and Purchaser represent and warrant to each other that the only real estate broker with whom they have dealt in connection with this Contract and the transaction set forth herein is **Coldwell Banker Commercial - Island Corporate Services & Metro Realty Services, LLC** and that they know of no other real estate broker who has claimed or may have the right to claim a commission in connection with this transaction. The commission of such real estate shall be paid by Seller pursuant to separate agreement. If no real estate broker is specified above, the parties acknowledge that this Contract was brought about by

direct negotiation between Seller and Purchaser and each represents to the other that it knows of no real estate broker entitled to a commission in connection with this transaction. Seller and Purchaser shall indemnify and defend each other against any costs, claims or expenses (including reasonable attorneys' fees) arising out of the breach of any representation, warranty or agreement contained in this para. 21. The provisions of this para. 21 shall survive the Closing or, if the Closing does not occur, the termination of this Contract.

22. Mortgage Contingency: *(Delete if inapplicable)* (a) The obligations of Purchaser hereunder, are conditioned upon issuance on or before ~~[illegible]~~ 3/10/15 (the "Commitment Date") of a written SBA conventional commitment from any Institutional Lender pursuant to which such Institutional Lender agrees to make a* loan, other Than a VA, FHA or other governmentally insured loan to Purchaser, at Purchaser's sole cost and expense, of $480,000.00 or such lesser sum as Purchaser shall be willing to accept at the prevailing fixed rate of interest not to exceed or initial adjustment rate of interest not to exceed for a term of at least 20 years and on other customary commitment terms, whether or not conditioned upon any factors other than an appraisal satisfactory to the Institutional Lender, secured by a first mortgage on the Unit together with its undivided interest in the Common Elements. Purchaser shall (i) make prompt application to an Institutional Lender for such mortgage loan, (ii) furnish accurate and complete information on Purchaser and members of Purchaser's family, as required, (iii) pay all fees, points and charges required in connection with such application and loan, (iv) pursue such application with diligence, (v) cooperate in good faith with such Institutional Lender to the end of securing such first mortgage loan and (vi) promptly give Notice to Seller of the name and address of each Institutional Lender to which Purchaser has made such application. Purchaser shall comply with all requirements of such commitment (or of any commitment accepted by Purchaser) and shall furnish Seller with a copy thereof promptly after receipt thereof. If such commitment is not issued on or before the Commitment Date, then, unless Purchaser has accepted a commitment that does not comply with the requirements set forth above, Purchaser may cancel this Contract by giving Notice to Seller within 5 business days after the Commitment Date, in which case this Contract shall be deemed cancelled and thereafter neither party shall have any further rights against, or obligation or liabilities to, the other by reason of this Contract except that the Downpayment shall be promptly refunded to Purchaser and except as set forth in para. 21. If Purchaser fails to give Notice of cancellation or if Purchaser shall accept a commitment that does not comply with the terms set forth above, the Purchaser shall be deemed to have waived Purchaser's right to cancel this Contract and to receive a refund of the Downpayment by reason of the contingency contained in this para. 22.

*SBA conventional

(b) For purposes of this Contract, an "Institutional Lender" is any bank, savings bank, private banker, trust company, savings and loan association and credit union or similar banking institution whether organized under the laws of this state, the United States or any other state; foreign banking corporation licensed by the Superintendent of Banks of New York or the Comptroller of the Currency to transact business in New York State; insurance company duly organized or licensed to do business in New York State; insurance company duly organized or licensed to do business in New York State; mortgage banker licensed pursuant to Article 12-D of the Banking Law; and any instrumentality created by the United States or any state with the power to make mortgage loans.

(Delete if inapplicable)(c)Purchaser and Seller agree that the submission of an application to a mortgage broker registered pursuant to Article 12-D of the New York Banking Law ("Mortgage Broker") shall constitute full compliance with the terms and conditions set forth in para. 22(a)(i) of this Contract, and that Purchaser's cooperation in good faith with such Mortgage Broker to obtain a commitment from an Institutional Lender (together with Purchaser's cooperation in good faith with any Institutional Lender to which Purchaser's application has been submitted by such Mortgage Broker), and the prompt giving of Notice of Purchaser to Seller of the name and address of each Mortgage Broker to which Purchaser has submitted such an application shall constitute full compliance with the terms and conditions set forth in para. 22 and (vi) of this Contract.

23. Gender: As used in this Contract, the neuter includes the masculine and feminine, the singular includes the plural and the plural includes the singular, as the context may require.

24. Entire Contract: All prior understandings and agreements, written or oral, between Seller and Purchaser are merged in the Contract and **this the annexed Rider to Contract** Contract supersedes any and all understandings and agreements between the parties and constitutes the entire agreement between them with respect to the subject matter hereof.

25. Captions: The captions in this Contract are for convenience and reference only and in no way define, limit or describe the scope of this Contract and shall not be considered in the interpretation of this Contract or any provision hereof.

26. No Assignment by Purchaser: Purchaser may not assign this Contract or any of Purchaser's rights hereunder.

27. Successors and Assigns: Subject to the provisions of para. 26, the provisions of this Contract shall bind and inure to the benefit of the Purchaser and Seller and their respective distributees, executors, adminstators, heirs, legal representatives, successors and permitted assigns.

28. No Oral Changes: This Contract cannot be changed or terminated orally. Any changes or additional provisions must be set forth in a rider attached hereto or in a separate written agreement signed by both parties to this Contract.

29. Contract Not Binding Until Signed: This Contract shall not be binding or effective until properly executed and delivered by Seller and Purchaser.

In Witness Whereof, the parties hereto have duly executed this Contract on the day and year first above written.

Lakeland Industries, Inc., Seller	Capitol Restoration Dry Cleaners, Inc., Purchaser
By: Name: GARY POKRASSA Title: CFO	By: Name: ANTHONY CAMPASANO Title: PRESIDENT

Agreed to as to para. 16: Moomjian, Waite & Coleman, LLP
By: Lisa Dvoskin, Esq.

Escrow Depository: Signature Bank, 100 Jericho Quadrangle, Jericho New York 11753

SCHEDULE A – Permitted Exceptions

1. Zoning laws and regulations and landmark, historic or wetlands designation which are not violated by the Unit and which are not violated by the Common Elements to the extent that access to or use of the Unit would be materially and adversely affected.

2. Consents for the erection of any structure or structures on, under or above any street or streets on which the Building may abut.

3. The terms, burdens, covenants, restriction, conditions, easements and rules and regulations set forth in the Declaration, By-Laws and rules and regulations of the Condominium, the Power of Attorney from Purchaser to the board of managers of the Condominium and the floor plans of the Condominium, all as may be amended from time to time.

4. Rights of utility companies to lay, maintain, install and repair pipes, lines, poles, conduits, cable boxes and related equipment on, over and under the Building and Common elements, provided that none of such rights imposes any monetary obligation on the owner of the Unit or materially interferes with the use of or access to the Unit.

5. Encroachments of stops, areas, cellar steps, trim, cornices, lintels, window sills, awnings, canopies, ledges, fences, hedges, coping and retaining walls projecting from the Building over any street or highway or over any adjoining property and encroachments of similar elements projecting from adjoining property over the Common Elements.

6. any state of facts which an accurate survey or personal inspection of the Building, Common Elements or Unit would disclose, provided that

Such facts do not prevent the use of the Unit for dwelling purposes, or if a storage unit, for storage purposes. For the purposes of this Contract, none of the facts shown on the survey, if any, identified below, shall be deemed to prevent the use of the Unit for dwelling purposes, and Purchaser shall accept title subject thereto.

7. The lien of any unpaid common charge, real estate tax, water charge, sewer rent or vault charge, provided the same are paid or apportioned at the Closing as herein provided.

8. The lien of any unpaid assessments to the extent of installments there-of payable after the Closing.

9. Liens, encumbrances, and title conditions affecting the Common elements which do not materially and adversely affect the right of the Unit owner to use and enjoy the Common Elements,

10. Notes or notices of violations of law or governmental orders, ordinances or requirements (a) affecting the Unit and noted or issued subsequent to the date of this Contract by any governmental department, agency or bureau having jurisdiction and (b) any such notes or notices affecting only the Common Elements which were noted or issued prior to or on the date of this Contract or at any time hereafter.

11. Any other matters or encumbrances subject to which Purchaser is required to accept title to the Unit pursuant to this Contract.

The survey reffered to in No. 6 above was prepared by
dated 20 and last revised ,20

JANUARY 5, 2015

RIDER TO CONTRACT OF SALE DATED ~~DECEMBER __, 2014~~
BETWEEN: LAKELAND INDUSTRIES, INC., as SELLER,
AND
CAPITOL RESTORATION DRY CLEANERS, INC., as PURCHASER,
FOR PREMISES KNOWN AS: 701-7 Koehler Avenue, Ronkonkoma, NY 11779 (the "Unit").

THIS IS A RIDER CONTAINING ADDITIONS, CHANGES AND/OR MODIFICATIONS TO THE PRINTED CONTRACT OF SALE TO WHICH IT IS ATTACHED (THE "CONTRACT"). THIS RIDER SHALL FORM A PART OF THE CONTRACT. IF ANY PART OF THIS RIDER IS INCONSISTENT WITH OR CONTRADICTS ANY PART OF THE PRINTED CONTRACT OR ANY OTHER RIDER, SUCH PROVISION OF THIS RIDER SHALL GOVERN AND PREVIAL.

---

1. Title.

The following exceptions shall be added to Schedule A entitled PERMITTED EXCEPTIONS.

(a) all rights, easements and agreements of record for the benefit of any utility company, including, but not limited to, water, gas, electric, telephone and cable; provided that such rights, easements and agreements are not violated by the existing buildings and improvements erected upon the Unit or prohibit or materially interfere with the continued use thereof;

(b) variations between fences and record lines provided same do not render title unmarketable; variations between record lines and tax lot lines provided same do not render title unmarketable; and minor encroachments of retaining walls, hedges and fences provided same do not render title unmarketable;

(c) easements of record that affect any land in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Unit and the Building, provided that such easements are not violated by the existing buildings and improvements erected upon the Unit or prohibit or materially interfere with the continued use thereof;

(d) all covenants, agreements, rights of way, reservations and restrictions of record which do not prohibit the existence of the Unit as a commercial/industrial condominium building or prohibit or materially interfere with the continued use thereof; and

(e) any state of facts an accurate survey would show which do not render title unmarketable.

2. **Violations.** Modifying Paragraph 6(c)(i), Seller shall have no obligation to pay monies in excess of $3,500.00 in order to satisfy its obligations set forth in Paragraph 6(c)(i). In the event the monies required to satisfy said obligations exceed said sum and Seller elects not to pay any additional monies, Seller shall notify Purchaser in writing that the monies necessary to satisfy said obligation exceed said sum and that Seller elects not to pay any additional monies. Within ten (10) days of receipt of such written notice, (a) Purchaser may elect to proceed to Closing, subject to said conditions, with a $3,500.00 abatement to the purchase price, or (b) Purchaser may elect to cancel this Contract by notice in writing to Seller, whereupon Seller shall return the Downpayment together with the cost of Purchaser's survey, to Purchaser and, thereafter, all rights and liabilities of the parties to each other shall cease and terminate. Seller shall not be required to bring any action or proceeding to render title to the Unit marketable, or to cause any notes or notices of violations to be removed.

3. **Title Report.** The Purchaser, at Purchaser's sole cost and expense, agrees to order a title report and up to date or re-dated survey, if such survey is required by Purchaser's lending institution, promptly after execution of this Contract and to cause a copy of the title report and a list of any objections or violations which may appear therein, at least thirty (30) days prior to Closing. If any objections appear on said title report and cannot be cleared by Seller by the time set forth for the Closing, then Seller, at its option, shall be entitled to a reasonable adjournment for the purpose of removing such objections. Delivery of a copy of the title report to Seller's attorney shall be deemed notice by Seller of any title issues, contained therein, that require Seller's attention.

4. **Manner of Payment.** All payments relating to the purchase price shall be made in cash or by certified or bank check (issued by a bank or savings and loan association having a banking office in the State of New York) made payable to the order of the Seller or to such other entity as Seller's attorney shall direct. No attorney escrow checks or checks payable to the Purchaser and endorsed to the Seller will be accepted. UNCERTIFIED CHECKS FROM MORTGAGE FUNDING COMPANIES, MORTGAGE BANKING COMPANIES OR ATTORNEY TRUST ACCOUNTS WILL NOT BE ACCEPTED.

5. **Collection of Downpayment.** If any check delivered as part of the purchase price shall fail collection, such failure, at Seller's option, shall be considered a material breach hereof and this Contract and all of Seller's obligations hereunder shall terminate. Notwithstanding such termination, Seller (or Escrowee on Seller's behalf) shall be free to pursue all appropriate remedies for such unpaid check.

6. **Liquidated Damages.** In the event of a default by the Purchaser to close title pursuant to the terms and conditions of this Contract, the Downpayment shall be retained by the Seller as liquidated damages by reason of the fact that the parties cannot estimate true damages and this Contract shall thereafter be "null and void" with neither party having any further claim or rights as against the other.

7. **Authority of Counsel.** The respective counsel shall have the authority to act on behalf of their respective clients to adjourn, advance or set the Closing date, provide instructions as to distribution of funds and dispose of matters relating to title matters.

8. **As-Is Condition.** Other than as specifically provided for elsewhere in this Contract, Seller is not obligated to install any equipment or appliances in the Unit or to make any repairs, improvements or decorations to the Unit or its equipment, appliances and fixtures. Purchaser acknowledges that the floors, doors, walls, ceilings and other surfaces at the Unit are being sold in their "as is" condition and Purchaser agrees that Seller shall not be required to repaint or refinish the floors, doors, walls, ceilings or any other surface at the Unit. Purchaser shall accept the walls at the Unit subject to such chips, holes and/or indentations as are ordinarily created by the removal of hanging pictures and other removable items being taken by Seller. The repair of such chips, holes and/or indentations shall be the responsibility of Purchaser, at Purchaser's expense, to repair.

9. **No Offer.** It is expressly understood and agreed that the submission of this Contract to Purchaser shall not constitute an offer or create any rights in favor of Purchaser and shall in no way obligate or be binding upon Seller. This Contract shall have no force or effect unless and until the same is duly executed by Seller and Purchaser and a fully executed copy of same is delivered by Seller to Purchaser.

10. **Financing Statements.** If on the date of Closing, there shall exist bills of sale, chattel mortgages or financing statements which were filed on a day not less than five (5) years prior to the closing date, the same shall not be deemed exceptions to title, provided that Seller executes and delivers to Purchaser an affidavit certifying that the property covered by such instrument(s) is no longer at the Unit, or if such property is still at the Unit, the same has been fully paid for and said statement shall be acceptable to the title insurance company and accepted without exception.

11. **Lead Paint.** Purchaser shall have the option to have the Unit inspected for lead based paint or lead based paint hazards. The inspection shall take place within ten (10) days from the date of delivery of a fully executed copy of this Contract to Purchaser's attorney. Costs of such inspection shall be born solely by Purchaser. Purchaser shall deliver to Seller's attorney, within seven (7) days from the receipt of the inspection report, notice specifically listing any existing deficiencies and corrections needed, together with a copy of the inspection. In the event that Purchaser shall fail to have the Unit inspected or fail to serve timely written notice of the defect, the Purchaser shall be deemed to have waived the provisions of this clause, and this Contract shall remain in full force and effect. Seller shall, within seven (7) days from receipt of the notice from Purchaser, give Purchaser notice specifying whether Seller elects to make repairs. If Seller does not elect to make repairs, Purchaser shall have the option to take title to the Unit "as is" or cancel this Contract within seven (7) days of receipt of Seller's notice electing not to make repairs. If the Contract is canceled, Seller shall promptly refund the Downpayment paid hereunder by Purchaser. Purchaser acknowledges that it has received the pamphlet "Protect Your

Family From Lead In Your House" and a "Disclosure of Information on Lead-Based Paint and/or Lead-Based Paint Hazard" form.

12. **<u>Sufficient Funds.</u>** Purchaser represents that, at Closing, it will have sufficient liquid assets to cover the balance of the purchase price and closing costs in excess of its mortgage, if any.

13. **<u>Investigation - No Representations.</u>** The only representations made to Purchaser are those contained herein. Purchaser has not relied upon any representations, statements or warranties, written or oral, whether expressed or implied, made by Seller, or any agent, employee or other representative of Seller, or by any broker or any other person representing or purporting to represent Seller that are not set forth herein, and Purchaser acknowledges having had full opportunity to make such examination and investigation as Purchaser deemed necessary.

Purchaser shall have a 60 day period from the date of Contract to perform due diligence with respect to the purchase of the Unit, specifically, to conduct an environmental phase I investigation/report on the property, all at Purchaser's sole cost and expense. ***

14. **<u>No Survival.</u>** The representations, warranties, covenants and agreements contained in this Contract of Sale shall not survive delivery of the deed unless otherwise specifically provided in this Contract of Sale.

15. **<u>Internal Revenue Code.</u>** The parties hereto understand that the Internal Revenue Code requires that a 1099 form be completed in connection with this transaction. Accordingly, the Seller and Purchaser hereby represent that their Federal ID Numbers are as follows:

Fed I.D. No. 13-3115216
Lakeland Industries, Inc., Seller

Fed I.D. No. 46-3381029
Capitol Restoration Dry Cleaning, Purchaser

16. **<u>Notice.</u>** Any notice or communication which may be given or is required to be given pursuant to this Contract shall be in writing and sent by email, first class U.S. postal delivery, facsimile transmission or Federal Express priority overnight delivery as set forth below or at such other address as the parties may designate by notice in writing. Notice shall be deemed given upon receipt. Notice to the parties shall be addressed as follows:

<u>If to Seller:</u>
Moomjian, Waite & Coleman, LLP
100 Jericho Quadrangle, Suite 208
Jericho, New York 11753
Attention: Lisa Dvoskin, Esq.
Fax: 516-937-5050

/to the best of Seller's knowledge,
*** Notwithstanding the foregoing, Seller represents that it is in compliance with all local, state and federal environmental laws and regulations pertaining to reporting or clean up of any hazardous substance, waste or any other pollutant regulated by state or federal law as hazardous to the environment. Seller further represnts that it has no knowledge of the actual or potential existence of any contaminant that exists ~~on, at or under the property, including groundwater under such property.~~
\within the Unit.

Email: ldvoskin@mwcllp.com

If to Purchaser:
Mark DeBenedittis, Esq.
99 Smithtown Bldv.
Smithtown, NY 11787
Fax: 631-~~523-7933~~ 582-1804
Email: mdebenedittis@mldlawfirm.com

17. Recording. This Contract and Rider, including any memorandum thereof, shall not be recorded without the express written consent of Seller, and a violation of this paragraph shall be deemed a material breach of this Contract.

18. Modification and Waiver. If the Seller fails to require or delays requiring the Purchaser to comply with any provision of this Contract and Rider, such action or inaction shall not constitute a waiver of such right or remedy.

19. Closing. Closing shall take place at the office of Seller's attorney or Purchaser's lender's attorney, if any, on or about ~~[illegible]~~ April 27, 2015. Should closing take place outside of Suffolk or Nassau Counties, Seller's attorney shall receive $250.00 from Purchaser at closing for travel.

20. Entire Understanding. Except as expressly set forth in this Contract and Rider, the Seller shall not be liable or be bound in any manner by express of implied warranties, guarantees, promises, statements, representations or information pertaining to the said Unit, the personal property, physical condition and expense of operation of the Unit or to what use the Unit can be applied. The Seller shall not be bound or liable in any manner by any verbal or written statements, representations, real estate brokers' "set ups" or information pertaining to the above Unit furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth herein.

21. Miscellaneous.

(a) The captions and headings used in this Contract and Rider are intended for convenience and reference only and shall not imply or convey any additional meanings to the contents of the respective provisions.

(b) The parties hereto waive trial by jury in any action, proceeding or counterclaim arising out of this Contract, provided such waiver is not prohibited by any laws of the State of New York. Any action or proceeding brought by either party hereto against the other, directly or indirectly, arising out of this Contract shall be instituted in a Court in Suffolk County and all motions in any such action shall be made in Suffolk County. This paragraph shall survive delivery of the deed.

(c) Purchaser shall reasonably cooperate with all filings made in connection with payment of the New York State real estate tax, including execution of all appropriately prepared returns and affidavits. The provisions of this paragraph shall survive the Closing.

(d) This Contract and Rider may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties may execute this Contract and Rider by signing any such counterpart. A fully executed pdf, photocopy or fax of this Contract and Rider will be deemed as an original for all purposes.

22. Supplementing the provisions of this Contract, Seller shall supply all documents reasonably requested by the title company (including prior title insurance policies and existing survey, if any, to the extent either is in Seller's possession, and/or customary title affidavits) for the issuance of title insurance policies to Purchaser and Purchaser's lender, if any. In no event shall Seller be required to obtain or pay the cost of a new survey.

23. Supplementing the provisions of this Contract, Seller represents and warrants to Purchaser as follows:

(i) To the best of Seller's knowledge, the Unit and the present use and condition thereof do not violate any applicable deed restrictions or other covenants, restrictions or agreements, site plan approvals, zoning or subdivision regulations applicable to the Unit.

(ii) Seller has not received any notices of violation of law or municipal ordinances relating to the Unit.

(iii) All water, electricity, gas (except for propane), telephone and other utilities serving the Unit are supplied directly to the Unit by public utilities; and such utilities either enter the Unit through adjoining public streets or if they pass through adjoining private land, do so in accordance with valid public easements that will inure to the benefit of Purchaser under this Contract.

(iv) No service, maintenance, supply or management contract affecting the Unit requires Purchaser to assume Seller's obligations pursuant to such contract.

(v) All written information provided to Purchaser by Seller in connection with the transaction contemplated hereby, is to the best of Seller's knowledge and belief accurate and complete and does not contain any untrue statement of a material fact.

(vi) No person or entity, other than PCI Services, Inc., has any right or option or right of first refusal or first offer to acquire any portion of the Unit.

(viii) Seller is the sole owner of the Unit and has the full right, power and authority to sell, convey and transfer the same in accordance with the terms of the Contract and this Rider.

24. Seller agrees to maintain the Unit, all systems therein, in good working order and a clean condition from the date hereof to the date of the Closing.

25. On or prior to the Closing Date, Seller shall not consent or agree to any land use changes or zoning variances affecting any of the properties bordering the Unit or any other property within a quarter-mile of the Unit. Seller agrees to promptly notify Purchaser of any such pending land use change or zoning variance of which Seller has actual knowledge prior to Closing.

26. At the Closing, Seller shall deliver to Purchaser (i) all plans, specifications, warranties and guaranties, if any in Seller's possession, affecting the Unit; (ii) (to the extent the same exist) interior door keys, security system keys, mailbox keys and garage door openers or keys; and (iii) any termite warranty/guarantee in Seller's possession, together with the termite company's certification that such warranty/guarantee has been at Purchaser's sole cost duly assigned to Purchaser.

27. All fixtures and personalty included in this sale are now, and at the Closing will be, owned by the Seller, free and clear of any conditional bills of sale, chattel mortgages, security agreements or financing statements or other security interests of any kind other than the lien of the first mortgage herein referred to. All fixtures and equipment will be in good order, normal wear and tear excepted and in good operating condition at the Closing. No fixtures, equipment or personal property affixed to the Unit currently located at the Unit shall be removed from the Unit, other than as specifically set forth in this Contract.

28. No notes or notices of violations of law, ordinances, requirements or regulations of any federal, state, county, municipal or any other governmental or quasi-governmental department, agency or authority have been issued or received by the Seller.

29. Purchaser, its agents, employees or assigns, shall have the right to reasonably, from time to time, to enter onto, and inspect the Unit at any time after the execution of this Agreement, for purposes of inspection, measurements and appraisals, provided it shall first give Seller reasonable advance notification of its intention to conduct any such inspection.

30. Notwithstanding anything to the contrary contained in this Contract, Seller shall not be required to expend more than $3,500.00 to (i) remove or cure any Defects or obtain any required Certificates of Occupancy, Certificates of Compliance or Certificates of Completion; (ii) close or remove of record any open permits that appear on the certificate of occupancy search in the title report; or (iii) otherwise resolve any condition which are an impediment to Closing. Notwithstanding the foregoing, Seller shall be obligated to remove and satisfy all judgments, mortgages and other liens that can be satisfied by the payment of a monetary amount. In the event the monies required to satisfy the foregoing items in (i) through (iii) exceed $3,500.00 and Seller elects not to pay any additional monies, Seller shall notify Purchaser in writing that the monies necessary to satisfy said obligation exceed said sum and that Seller elects not to pay any additional monies. Within ten (10) days of receipt of such written notice (a) Purchaser may elect to proceed to

Closing, subject to said conditions, and shall receive a credit to the Purchase Price in the amount of $3,500.00, or (b) Purchaser may elect to cancel this Contract by notice in writing to Seller, whereupon Seller shall return the Downpayment to Purchaser and, thereafter, all rights and liabilities of the parties to each other shall cease and terminate.

31. If the Seller shall be unable to convey good and marketable title subject to and in accordance with this Contract, the sole obligation of the Seller shall be to refund Purchaser's Downpayment deposit made hereunder and upon making of such refund, this Contract shall wholly cease and terminate and neither party shall have any further claims against the other by reason of this Contract.

32. The parties hereto acknowledge that they are each represented by counsel in this transaction and that the language of each and every clause contained in this Contract has been negotiated at arms length and reviewed by their counsel. Accordingly, should there be any dispute with regard to the meaning, interpretation, validity or enforceability of this Contract or any of the clauses contained herein, there shall be no inference or presumption whatsoever against the Seller solely by virtue of the Seller's attorney having drafted this agreement. Any such dispute shall be resolved independently, without regard to the party responsible for the drafting of this agreement.

"SIGNATURES IMMEDIATELY FOLLOWING"

LAKELAND INDUSTRIES, INC., Seller

By: Name: GARY POKRASSA
Title: CFO

CAPITOL RESTORATION DRY CLEANERS, INC.,
Purchaser

By: Name: Anthony Campasano
Title: President

33. Seller agrees to allow the Purchaser to make any applications to any Governmental Authority or Municipality in order to obtain Permits to perform work at the Subject Premises prior to closing withthe understanding that no work will be performed at the Subject Premises until Closing of Title. Seller further agrees to execute and cooperate with the Purchaser to obatin said Permit(s) if said Governmental Municipality requires the Seller's authorization. All costs with respect to such applications to obtain permits will be at the sole cost and expense of Buyer.